Exhibit 99.1

October 26, 2006
Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Media Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.com	(814) 231-4438, email: jlehtihet@c-cor.com

C-COR REPORTS FINANCIAL RESULTS FOR FIRST QUARTER

OF FISCAL YEAR 2007

State College, PA (October 26, 2006) – C-COR Incorporated (NASDAQ: CCBL) today reported its financial results for the first quarter of fiscal year 2007, ended September 29, 2006. Net sales for the first quarter were $69.6 million compared to $63.5 million for the same period last year. Bookings in the first quarter of fiscal year 2007 were $72.2 million for a book-to-bill ratio of 1.04.

The net income for the first quarter of fiscal year 2007 was $1.6 million, compared to a net loss of $14.8 million for the same period last year. The net income per share on a basic and diluted basis for the first quarter of fiscal year 2007 was $.03 compared to basic and diluted net loss per share of $.31 for the same period last year. C-COR’s results for the first quarter of fiscal year 2007 included $829,000 of amortization related to intangible assets, $400,000 of restructuring charges, a $245,000 loss related to the sale of a product line, and $1.1 million of stock compensation expense. These items, which equate to $.05 on a diluted per share basis, are included in results reported under generally accepted accounting principles (GAAP), but are typically excluded from the analysts’ estimates comprising the First Call consensus number. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

C-COR anticipates that net sales for the second quarter of fiscal year 2007, ending December 29, 2006, will be between $68.5 and $72.5 million with net earnings per share of between $.03 and $.07. These projections include $829,000 of amortization related to intangible assets, $650,000 of stock compensation expense, and approximately $250,000 of restructuring charges. These items, which are projected to equate to $.03 per diluted share, are typically excluded from the First Call analysts’ projections. C-COR is breaking out these numbers to improve comparability of the projected GAAP results and the non-GAAP First Call number.

C-COR’s management will discuss C-COR’s financial results on a conference call at 9:45 AM (ET) on Thursday, October 26, 2006. For information on how to access the conference call, refer to C-COR’s news release dated October 11, 2006 (posted on the C-COR web site, www.c-cor.com), or contact Investor Relations at 814-231-4402 or 814-231-4438.

About C-COR

C-COR enables its global customer base to confidently grow, manage and deliver next-generation products and services to consumers. The Company’s integrated access and management platforms, with a worldwide installed base valued at over $3.5 billion, deliver highly reliable and flexible voice, video and data, and support quick launch and cost effective scaling of new services. C-COR’s common stock is listed on the NASDAQ Global Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, the Company’s ability to implement its restructuring and cost reduction measures, and the Company’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	September 29, 2006	September 23, 2005
Net sales	$69,586	$63,494

Cost of sales (1)	43,731	41,865
Excess and obsolete inventory charge	0	6,114

Total cost of sales	43,731	47,979

Gross margin	25,855	15,515

Operating expenses (1)
Selling and administrative	15,251	17,183
Research and product development	7,200	10,600
Amortization of intangibles	829	1,516
Loss on sale of product line	245	0
Restructuring costs	400	383

Total operating expenses	23,925	29,682

Income (loss) from operations	1,930	(14,167)

Interest expense	(360)	(320)
Investment income	695	306
Foreign exchange gain (loss)	30	(134)
Other income, net	71	67

Income (loss) before income taxes	2,366	(14,248)

Income tax expense	783	580

Net income (loss)	$1,583	$(14,828)

Net income (loss) per share:
Basic	$0.03	$(0.31)
Diluted	$0.03	$(0.31)

Weighted average common shares and common share equivalents
Basic	48,048	47,804
Diluted	48,529	47,804
_________
(1) Stock-based compensation is included as follows:
Cost of sales	$152	$124
Selling and administrative	764	875
Research and product development	140	214

Total stock-based compensation	$1,056	$1,213

C-COR Incorporated

Consolidated Balance Sheets

(in thousands of dollars)

	September 29, 2006	June 30, 2006
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$57,840	$53,279
Restricted cash	4,073	1,409
Marketable securities	8,214	7,649
Accounts receivable, net	52,336	49,188
Unbilled receivables	3,382	3,308
Inventories	25,712	25,437
Deferred costs	6,037	4,555
Assets held for sale	0	303
Other current assets	4,378	4,239

Total current assets	161,972	149,367

Property, plant and equipment, net	20,292	20,074
Goodwill	130,963	131,209
Other intangible assets, net	4,306	5,135
Deferred taxes	483	497
Other long-term assets	4,838	6,847

Total	$322,854	$313,129

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$24,732	$25,796
Accrued liabilities	27,896	26,423
Deferred revenue	24,754	19,674
Deferred taxes	682	374
Liabilities held for sale	0	415
Current portion of long-term debt	390	299

Total current liabilities	78,454	72,981

Long-term debt, less current portion	36,260	35,966
Deferred revenue	2,626	2,705
Deferred taxes	3,340	2,986
Other long-term liabilities	3,550	3,624
Shareholders’ equity	198,624	194,867

Total	$322,854	$313,129

C-COR Incorporated

Financial Data Table

(Unaudited, in thousands except percentages)

	Business Segment
Business Segment:	Business Systems Solutions			Network Services
Product Category:	Access	Solutions	Total	Services	Consolidated

Thirteen Weeks ended September 29, 2006:
Bookings (1)	$43,353	$17,024	$60,377	$11,774	$72,151
Net sales	46,037	12,744	58,781	10,805	69,586
Gross margin	16,836	8,126	24,962	893	25,855
Gross margin percentage	36.6%	63.8%	42.5%	8.3%	37.2%

Backlog at September 29, 2006 (1):
Less than 12-months	24,984	40,287	65,271	23,385	88,656
Greater than 12-months	—	10,610	10,610	—	10,610

Total Backlog	24,984	50,897	75,881	23,385	99,266

Thirteen Weeks ended September 23, 2005:
Bookings (1)	$35,524	$16,122	$51,646	$21,572	$73,218
Net sales	40,783	10,655	51,438	12,056	63,494
Gross margin	8,020	6,170	14,190	1,325	15,515
Gross margin percentage	19.7%	57.9%	27.6%	11.0%	24.4%

Backlog at September 23, 2005 (1):
Less than 12-months (2)	23,323	35,548	58,871	28,858	87,729

(1)	Amounts derived from our internal operating records.
(2)	Our backlog as of September 23, 2005 represented our estimate of backlog that was expected to be realized over a 12-month period and did not reflect total contract backlog.